UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 23, 2015

HERITAGE COMMERCE CORP

(Exact name of registrant as specified in its charter)

California	000-23877	77-0469558
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 Almaden Boulevard San Jose, CA	95113
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 947-6900

(Former name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On April 23, 2015, Heritage Commerce Corp, a California corporation (“HCC”) and its banking subsidiary Heritage Bank of Commerce, a California state-chartered commercial bank (“HBC”), entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Focus Business Bank, a California state-chartered commercial bank (“Focus”) pursuant to which HCC will acquire Focus by merging Focus with and into HBC (the “Merger”). HBC will survive the Merger and will continue the commercial banking operations of the combined bank following the Merger. The transaction is intended to qualify as a tax-free reorganization under the applicable provisions of the Internal Revenue Code and Focus shareholders who receive shares of HCC common stock in the Merger should not recognize any taxable gain on the exchange.

Under the terms of the Merger Agreement, holders of Focus common stock will receive shares of HCC common stock based upon a fixed exchange ratio of 1.8235 shares of HCC common stock for each share of Focus common stock (“Exchange Ratio”).  Holders of Focus stock options will receive a cash payment on the closing date in an amount, without interest, equal to the product of (i) the total number of shares of Focus common stock subject to the Focus stock option times (ii) the excess, if any, of the product of the Exchange Ratio multiplied by the HCC Average Closing Price (defined as the volume weighted average per share price of the closing prices of HCC common stock as reported on the NASDAQ Global Select Market for the 20 consecutive trading days ending on the fifth (5th) business day immediately before the closing date ) over the exercise price per share.  On a pro forma basis, the holders of Focus common stock will own approximately 14.6% of the common stock of HCC following the Merger. Based on HCC’s closing price of $9.00 per share of HCC common stock on April 22,  2015, the aggregate Merger consideration to be received by holders of Focus common stock will approximate $54.8 million or $16.41 per share of Focus common stock.

HCC and HBC have agreed to appoint two (2) directors currently serving on the Focus board of directors to their respective boards following the Merger.

The Merger Agreement contains representations, warranties and covenants of HCC, HBC and Focus that are customarily found in the merger of financial institutions. In addition, Focus has agreed that it will not initiate, solicit or encourage proposals for an alternative business combination transaction or, subject to the fiduciary obligations of its Board, enter into discussions or furnish information in connection with any unsolicited proposals for alternative business combination transactions.

The Merger will not be completed unless a number of customary closing conditions are met, including, among others, approval of the Merger by shareholders of the parties, the registration of the exchange of HCC common stock for Focus common stock as contemplated in the Merger Agreement under the Securities Act of 1933, as amended, the approval for quotation of the HCC common stock being exchanged for Focus common stock on the Nasdaq Global Select Market, receipt of required regulatory and other approvals and the expiration of applicable statutory waiting periods, the accuracy of specified representations and warranties of each party, the receipt of tax opinions confirming certain tax aspects of the Merger, Focus’s satisfaction of certain financial measures shortly prior to closing, and the absence of any injunctions or other legal restraints.

Both HCC and Focus may mutually agree to terminate the Merger Agreement without further liability to the other. Either party may agree to terminate the Merger Agreement if the Merger is not consummated by March 31, 2016, the shareholders of either Focus or HCC do not approve the Merger Agreement, or any governmental entity whose approval is required to consummate the Merger does not approve the Merger. Further, Focus may terminate the Merger Agreement for a superior proposal under certain conditions, and, HCC can terminate the Merger Agreement if the Focus board of directors withdraws or changes its recommendation to its shareholders, prior to the Focus shareholder, meeting held to approve the Merger Agreement. In addition, either party may terminate the Merger Agreement if the other party is in material breach of any of their respective representations, warranties or agreements set forth in the Merger Agreement.

Focus has agreed that it will pay HCC a termination fee of $2,740,000 if either (i) HCC terminates the Merger Agreement because Focus breaches any of its obligations relating to alternative acquisition proposals, including withdrawing its recommendation of the Merger Agreement to its shareholders; (ii) Focus terminates the Agreement in favor of a superior proposal (after providing HCC the right to increase the merger consideration), or (iii) either HCC or Focus terminate the Merger Agreement because the Focus shareholders do not approve the Merger Agreement after an alternative acquisition proposal has been announced and, within 12 months thereafter, Focus enters into an agreement relating to an alternative acquisition proposal.

The representations, warranties and covenants of each party set forth in the Merger Agreement have been made only for purposes of, were and are solely for the benefit of the parties to, the Merger Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. In addition, the representations and warranties in the Merger Agreement (i) will not survive consummation of the Merger, unless otherwise specified therein, and cannot be the basis for any claims under the Merger Agreement by the other party after termination of the Merger Agreement, except as the result of a willful breach, and (ii) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding HCC, HBC, Focus, or their respective affiliates or their respective businesses. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding HCC, HBC, Focus, their respective affiliates, their respective businesses, the Merger Agreement and the Merger that will be contained in, or incorporated by reference into, the registration statement on Form S-4 of HCC that will include proxy statements of Focus and HCC and a prospectus of HCC, as well as in the Forms 10-K, Forms 10-Q and other filings that HCC makes with the Securities and Exchange Commission (the “SEC”).

Voting Agreements

In connection with the Merger Agreement, each of the persons currently serving as a director of Focus entered into an agreement (the “Shareholder Agreement”) pursuant to which such person has agreed, among other things, to vote his or her shares of Focus common stock, in favor of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement and against alternative transactions. The Shareholder Agreements also prohibit most transfers of their Focus stock prior to consummation of the Merger.

Non-Solicitation Agreements

In addition, each of the directors of Focus has entered into a non-solicitation and confidentiality agreement (the “Non-Solicitation Agreement”) benefitting HCC and HBC as a condition to HCC and HBC entering into the Merger Agreement pursuant to which they have agreed not to solicit customers and employees of HCC and HBC for a period of two years following the Merger and to keep confidential all proprietary information and trade secrets of HBC following the Merger.

The Merger is subject to the approval by the shareholders of HCC and Focus. The Merger is also subject to the prior approvals of their respective banking regulators.

Although no assurance can be provided, the parties anticipate that the Merger will close in the third quarter or early in the fourth quarter of 2015.

The foregoing summary of the Merger Agreement, the Shareholder Agreement and the Non-Solicitation Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of these agreements which are incorporated herein by this reference. The Agreement and Plan of Merger and Reorganization is attached hereto as Exhibit 2.1. The Non-Solicitation Agreement and the Shareholder Agreement of Focus directors are attached as Exhibits B and C, respectively, to the Merger Agreement.

Additional information about the Merger and where to find it

In connection with the proposed Merger, HCC will file with the United States Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 to register the shares of HCC common stock to be issued to the shareholders of Focus. The registration statement will include a proxy statement/prospectus of each of HCC and Focus which will be sent to the shareholders of Focus and HCC seeking their approval of the Merger and related matters in addition to other matters. In addition, HCC and Focus may file other relevant documents concerning the proposed Merger with the SEC.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. Shareholders of Focus and HCC are urged to read the registration statement on Form S-4 and the proxy statement/prospectus included within the registration statement and any other relevant documents to be filed with the SEC in connection with the proposed Merger because they will contain important information about HCC, HBC, Focus and the proposed transaction.

Investors and shareholders may obtain free copies of these documents through the website maintained by the SEC at www.sec.gov. Free copies of the proxy statement/prospectus also may be obtained when it becomes available by directing a request by telephone or mail to Heritage Commerce Corp 150 Almaden Boulevard, San Jose, California, 95113, Attn: Corporate Secretary, telephone (408) 947-6900, or by accessing HCC’s website at www.heritagecommercecorp.com under “Investor Relations,” or by directing a request by telephone or mail to Focus Business Bank, 10 Almaden Boulevard, Suite 150, San Jose, California  95113, Attn: Investor Relations, telephone (408) 288-5900, or by accessing Focus’s website at www.focusbusinessbank.com under “Investor Relations.” The information on HCC’s website or Focus’s website is not, and shall not be deemed to be, a part of this filing or incorporated into other filings it makes with the SEC.

Participants in the solicitation

HCC and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of HCC and Focus in connection with the transaction. Information about the directors and executive officers of HCC is set forth in its Annual Report on Form 10-K filed with the SEC on March 6, 2015 and its Annual Meeting Proxy Statement filed on April 15, 2015 with the SEC.

Focus and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the shareholders of HCC and Focus in connection with the Merger.

Additional information regarding the interests of these participants and other persons who may be deemed participants in the Merger may be obtained by reading the proxy statement/prospectus regarding the Merger when it becomes available.

Forward-looking statements

Statements made in this filing and the exhibits thereto, contain certain forward-looking information about Heritage Commerce Corp, Heritage Bank of Commerce and Focus Business Bank, and the combined company after the close of the transaction that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of Heritage Commerce Corp, Heritage Bank of Commerce, Focus Business Bank and the combined company. Forward-looking statements speak only as of the date they are made and we assume no duty to update such statements. We caution readers that a number of important factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements. In addition to factors previously disclosed in reports filed by Heritage Commerce Corp with the SEC, risks and uncertainties for each institution and the combined institution include, but are not limited to: lower than expected revenues; credit quality deterioration or a reduction in real estate values which could cause an increase in the allowance for loan losses and a reduction in net earnings; increased competitive pressure among depository institutions; the ability to complete the proposed transaction, including obtaining regulatory approvals and approval by the shareholders of Heritage Commerce Corp and Focus Business Bank, or any future transaction, successfully integrate such acquired entities, or achieve expected beneficial synergies and/or operating efficiencies, in each case within expected time-frames or at all; regulatory approvals may not be received on expected time-frames or at all; the possibility that the cost of additional capital may be more than expected; the possibility that a change in the interest rate environment may reduce net interest margins; asset/liability re-pricing risks and liquidity risks; general economic conditions, either nationally or in the market areas in which the entities operate or anticipate doing business, are less favorable than expected; and environmental conditions, including natural disasters, may disrupt business, impede operations, or negatively impact the values of collateral securing loans.

Item 7.01 - Regulation FD Disclosure

HCC is filing an investor presentation, which provides supplemental information regarding the proposed transaction in connection with a presentation to analysts and investors and discusses certain elements of the Merger, which it intends to post on the investor relations portion of its website, which is located at www.heritagecommercecorp.com. The slides are included as Exhibit 99.2 to this report.

The information in the slides shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 - Other Events

The information disclosed in Item 1.01 of this report is incorporated herein by reference. A copy of the press release issued by HCC and Focus on April 23, 2015, to announce the signing of the Agreement and Plan of Merger and Reorganization, is attached to this report as Exhibit 99.1.

Item 9.01 - Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

2.1	Agreement and Plan of Merger and Reorganization dated April 23, 2015.
99.1	Joint Press Release of Heritage Commerce Corp and Focus Business Bank dated April 23, 2015
99.2	Investor Presentation dated April 23, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERITAGE COMMERCE CORP

Dated: April 23, 2015	By:	/s/ Walter T. Kaczmarek
Walter T. Kaczmarek
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger and Reorganization dated April 23, 2015
99.1	Joint Press Release of Heritage Commerce Corp and Focus Business Bank dated April 23, 2015
99.2	Investor Presentation dated April 23, 2015

_______________

*                             All schedules to the Merger Agreement including the Disclosure Schedules have been omitted in accordance with Item 601(b) of Regulation S-K. The registrant hereby agrees to furnish supplementally a copy of any schedules to the SEC upon its request.